EXHIBIT 10.6

AGREEMENT OF SALE AND PURCHASE OF MEMBERSHIP INTEREST
THIS AGREEMENT OF SALE AND PURCHASE OF MEMBERSHIP INTEREST (this “Agreement”) is made as of June 9, 2017 (“Effective Date”), by and between GGT HAMPTON ROADS VA HOLDINGS, LLC, a Delaware limited liability company (“GGT”) and BAINBRIDGE PRICES FORK MEMBER, LLC, a Florida limited liability company (“Bainbridge”, and together with GGT, the “Seller”), and AMZAK PRICES FORK HOLDINGS, LLC, a Florida limited liability company (“Buyer”).
W I T N E S S E T H:
Seller and Buyer, for and in consideration of the keeping and performing by the respective parties hereto of their respective obligations as hereinafter set forth, as well as for Ten and No/100 Dollars ($10.00) and other good and valuable consideration by each of the parties unto the other in hand paid simultaneously with the execution and delivery of these presents, the receipt whereof is hereby acknowledged, have covenanted and agreed, and by these presents do covenant and agree, each with the other, as follows:
1.THE MEMBERSHIP INTEREST AND THE PROPERTY
Upon the terms and provisions and subject to the conditions hereof, (i) Bainbridge shall sell and convey to Buyer, on the Closing Date (hereinafter defined), and Buyer shall purchase from Bainbridge, for the Purchase Price herein set forth, all of Bainbridge’s membership interest (“Bainbridge Interest”) in BAINBRIDGE PRICES FORK, LLC (“Co-Invest”); and (ii) GGT shall sell and convey to Buyer, on the Closing Date (hereinafter defined), and Buyer shall purchase from GGT, for the Purchase Price herein set forth, all of GGT’s membership interest (“GGT Interest”, and together with the Bainbridge Interest, the “Interest”) in GGT HAMPTON ROADS VA VENTURE, LLC (“Target”). The Co-Invest is a member of Target, and Target is the owner of the property located in the City of Suffolk, Commonwealth of Virginia, with 228 units fully developed, which property is more particularly described in Exhibit A attached hereto together with the improvements located thereon (the “Improvements”), real property fixtures, easements, covenants, entitlements and other rights appurtenant thereto (the “Real Property”), as well as the following (collectively, with the Real Property, the Interests and the Improvements, the “Property”);
(a)    the Leases (as defined in Section 4(c) below) affecting the Property, including all security deposits in Seller's possession as of the date of Closing, the list of such Leases and security deposits as of the date of this Agreement is on the rent roll attached hereto as Exhibit B ("Rent Roll");
(b)     all fixtures, equipment, furnishings, golf carts, motor vehicles and items of personal property and other tangible property, if any, located on or about the Property and owned by Seller as of the date of Closing, the list of such personal property as of the date of this Agreement is attached hereto as Exhibit C (the “Tangible Personal Property”); and
(c)    all intangible personal property, if any and to the extent assignable, owned by Seller and arising out of or in connection with Seller’s ownership of the Real Property and the Tangible Personal Property, including (to the extent any such items exist) (a) Seller’s rights to any plans,

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specifications and drawings relating to the improvements including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications (subject to the rights of the parties who prepared the same), construction drawings, rendering, plans submitted or filed with any governmental or quasi-governmental authority, (b) Seller’s rights to any current names, logos, designs, trademarks, service marks, copyrights, and trade names used solely in connection with the Improvements, including the name “3200”, and any other names (to the extent that such exist) associated with the Property, (c) the goodwill of Seller in connection with the Real Property and the Improvements, (e) all advertising materials, marketing programs and strategies, and other similar rights relating solely to Seller’s use and operation of the Real Property, and (f) any transferable licenses, permits, authorizations, approvals and certificates of occupancy issued by governmental or quasi-governmental authorities relating to the use, maintenance, occupancy and/or operation of the Real Property and the Tangible Personal Property (collectively, the “Intangible Personal Property”); provided, however, Intangible Property shall not include (A) any name, license, permits, logo, sign, trademark, telephone listing or numbers of any member of Seller and of the name “Bainbridge” or any derivation thereof; and (B) the rights to the website for the Property and any URL or domain names for the Property, but the Property can continue to use the name “Bainbridge 3200” for a period of 6 months counted from the Closing Date (as hereinafter defined) or until Bainbridge Mid-Atlantic Management, LLC ceases to manage the Property, whichever is last to occur.
Notwithstanding that Seller is selling the Interest and Buyer is acquiring the Interest, Seller is not selling and Buyer is not acquiring, all cash (other than tenant security deposits), cash equivalents, interest rate protection agreements or caps, receivables or payables, reserves, bank accounts, short term or long term investments, government securities, insurance policies (and any proceeds therefrom), condemnation awards issued prior to Closing, and other similar items of Target or Co-Invest.
Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Interest, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Interest, subject to and in accordance with the terms and conditions hereof.
2.    PURCHASE PRICE; DEPOSIT
(a)    Upon execution of this Agreement, Buyer has delivered to Seller, and Seller acknowledges receipt of, One Hundred and No/100 Dollars ($100.00) (the "Independent Consideration"), as consideration for Buyer's right to purchase of the Interest and for Seller's execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.
(b)    The purchase price (the “Purchase Price”) to be paid to (i) GGT for the GGT Interest is equal to the amount that GGT would have received under the Target’s Limited Liability Company Agreement if Buyer had purchased once hundred per cent (100%) of the Property from Target for Forty-Four Million Four Thousand and No/100 Dollars ($44,004,000.00) and taken title to the Property by special warranty deed; and (ii) Bainbridge for the Bainbridge Interest is equal to the amount that Bainbridge would have received under the Co-Invest’s Operating Agreement if Buyer had purchased the Property from Target for Forty-Four Million Four Thousand and No/100 Dollars ($44,004,000.00) and taken title to the Property by special warranty deed. In each case, the Purchase Price shall take into account such credits, adjustments and prorations as are set forth herein. For reference purposes only,

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an estimated calculation of the Purchase Price, and distribution to the Seller, is attached hereto as Schedule 2(b).
(c)    The Purchase Price shall be payable by Buyer at the Closing (hereinafter defined) and shall be paid to Seller by no later than 12:00 p.m. Eastern Time in immediately available funds by wire transfer in an amount equal to the Purchase Price less the amount of the Deposit (as hereinafter defined) paid pursuant to this Agreement and any closing adjustments to which either Buyer or Seller are entitled pursuant to this Agreement.
(d)    Buyer shall, within one (1) business day after the Effective Date, deliver to Stewart Title Guaranty Company (“Escrow Agent”) a good faith deposit in immediately available funds in the amount of One Million and No/100 Dollars ($1,000,000.00) (such deposit, together with all interest earned thereon, is referred to herein as the “Deposit”). The Deposit shall be held by Escrow Agent pursuant to the terms of this Agreement. If the sale of the Interest is consummated under this Agreement, the Deposit shall be paid to Seller and applied to the Purchase Price at Closing. The Deposit will be non-refundable to Buyer, except as expressly provided in this Agreement.
3.    REPRESENTATIONS AND WARRANTIES CONCERNING TARGET. Subject to all matters disclosed in the Property Information and/or the Permitted Exceptions (as such terms are hereinafter defined), and subject to any information discovered by Buyer or other information disclosed to Buyer by Seller or any other person after the date hereof and prior to the Closing (all such matters being referred to herein as “Exception Matters”), each Seller, as to itself and not the other Seller, represents and warrants to Buyer that the statements contained in this Section 3 shall be true, correct and complete as of the date hereof and, subject to Section 4(c) below, as of the Closing Date.
(a)    Organization, Qualification, and Corporate Power. The Target and the Co-Invest are each duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. The Target and the Co-Invest each have full power and authority to carry on the business in which it is engaged.
(b)    Ownership. GGT is the sole legal and beneficial owner of all of the GGT Interests. Bainbridge is the sole legal and beneficial owner of all of the Bainbridge Interests. GGT holds the GGT Interest, and Bainbridge holds the Bainbridge Interest, in its own name, free and clear of all liens, claims, charges, and has not sold, pledged, hypothecated or otherwise encumbered all or any portion of the Interest, and, no other person or entity has any right, title or interest in and to such Interest. No other person or entity has any option or right to acquire any of the Interest, and the Interest are not subject to any agreement or understanding among any persons with respect to the voting or transfer thereof. None of the Interest is evidenced by or represented by a certificate or certificates, and no certificates have ever been issued with respect to any of the Interest.
(c)    Non-contravention. To the knowledge of Seller, neither the execution and delivery of this Agreement, nor the consummation of the transaction evidenced by this Agreement, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which the Target or the Co-Invest is subject, (ii) subject to obtaining the Lender Consent (as hereinafter defined), result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target or the Co-Invest is a party or by which it is bound or to which any of

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its assets is subject, (iii) result in the imposition of any lien upon any assets of the Target or the Co-Invest, or (iv) subject to obtaining the Lender Consent, require the Target or the Co-Invest to give any notice to, make any filing with, or obtain any authorization, consent, or approval in order for the parties to consummate the transactions contemplated by this Agreement.
(d)    Brokers’ Fees. No brokers have been engaged or consulted by the Seller or the Target who are in any way entitled to compensation as a consequence of the sale of the Interest to Buyer other than ARA, A Newmark Company (“Broker”). Seller shall be responsible for the commission owed to Broker pursuant to separate agreement, if and only if, the Closing occurs. Seller agrees to indemnify and hold harmless the Buyer from and against any and all claims and expenses for any brokerage or agent commission or fee arising out of this transaction by any broker or agent with whom Seller has dealt, other than Broker.
(e)    Books and Records. The books of account, minute books, financial records, and other records of the Target (the “Records”), all of which have been made available to Buyer, are the same Records used by Target in its ownership and operation of the Property.
(f)    Liabilities. As of the Closing Date, the Target shall have no unpaid liabilities or obligations other than those liabilities and obligations (a) that are Permitted Exceptions (as hereinafter defined) or otherwise arising solely as a result of the Target holding title to the Property, (b) being prorated in connection with the Service Contracts (as hereinafter defined), (c) referred to in the Leases, (d) that will be adjusted or satisfied at Closing pursuant to this Agreement, or those liabilities that are incurred in the ordinary course prior to Closing and which will be satisfied by Seller following the Closing Date; and (e) that would have otherwise been assumed or been the responsibility of Buyer if Buyer had taken title to the Property by special warranty deed pursuant to this Agreement, such as by way of example only, matters related to the structural, physical or environmental condition of the Property.
(g)    Legal Compliance. To the knowledge of Seller, the Target has not received any written notification from any governmental authority of any asserted present or past failure to comply in any material respect with such laws and there is no pending or threatened investigation by any Governmental Authority relating to any asserted or alleged failure to comply with any laws.
(h)    Tax Matters.
(i)    Neither the Target nor the Co-Invest has failed to file all Tax Returns that it was required to file, and has paid all taxes shown thereon as owing.
(ii)    There are no liens for taxes upon any property or assets of the Target or the Co-Invest, except for liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings.
(iii)    Neither the Target nor the Co-Invest has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to tax assessment or deficiency.
(iv)    Neither the Target nor the Co-Invest is a party to any tax allocation or sharing agreement, other than customary tax indemnification contained in credit agreements or other commercial agreements the primary purpose of which do not relate to taxes.

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(v)    No action, suit, proceeding, audit, claim or, to the knowledge of any Seller, investigation is pending or, to the knowledge of any Seller, threatened in respect of any tax deficiency or audit relating to the Target or the Co-Invest.
(i)    Real Property. In addition to the specific provisions related to the Property each Seller, as to itself and not the other Seller, represents as follows.
(i)    Except for the Loan (as hereinafter defined), the Permitted Exceptions, the Leases and the Service Contracts, there are no other contracts or agreements related to the use or operation of the Property which would be binding upon Buyer after the Closing.
(ii)    Seller has received no written notice of any current, proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such proceeding, which would affect the Property in any manner.
(iii)    Seller has received no written notice of pending litigation which does or would affect the Seller's ability to fulfill its obligations under this Agreement.
(iv)    The Rent Roll is true and correct in all material respects, and is the same rent roll used by Seller in the operation of the Property.
(v)    As of the Effective Date, Seller has received no written notice to the effect that the Property is not in compliance with applicable laws and ordinances or any applicable covenants, restrictions or agreements or that there has been or may be an investigation of the Property by any governmental authority having jurisdiction over the Property.
(vi)    Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
(j)    Contracts. Except for the service contracts listed on Schedule 3(j) attached hereto ("Service Contracts") and Target’s contract with the management company for the Property, there are no other service contracts or other types of contracts relating to the Property and entered into by Target prior to Closing relating to the use, ownership or operation of the Property. Seller has made available to Buyer a correct and complete copy of each such Service Contract. To the knowledge of Seller (i) neither the Target nor any other party to any Service Contract is in breach of or default under such Service Contract, (ii) no event has occurred which (after notice or lapse of time or both) would become a breach or default by the Target or any other party under any such contract, (iii) all such Service Contracts were entered into by the parties thereto as a result of arm’s length negotiations, and (iv) no party to any such Service Contract has exercised any termination rights with respect thereto.
(k)    Litigation. Excluding tenant evictions, if any, Schedule 3(k) attached hereto sets forth each instance in which the Target or the Co-Invest (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge exceeding U.S. $5,000, (ii) is named in any claim or series of claims filed by any person with any governmental authority (including, without limitation, consumer protection agencies), or (iii) is a party to (or, to the knowledge of Seller, has been threatened to be made a party to) any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.
(l)    Employee . Neither the Target or the Co-Invest has any employees.

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(m)    Environmental.
(i)    To Seller’s knowledge, the Target is in compliance in all material respects with those Federal and State laws having jurisdiction over the Property and relating to environmental matters.
(ii)    The Target has not received any written notice that the Property is in violation of any Federal or State laws having jurisdiction over the Property and relating to environmental matters.
(n)    Insurance. Schedule 3(m) attached hereto sets forth a list of all insurance coverage carried by the Target, the carrier and the terms and amount of coverage. To Seller’s knowledge, the Target is not in default with respect to its obligations under any insurance policy maintained by it, and all such policies and other instruments are in full force and effect and all premiums with respect thereto have been paid. The Target has not received written notice of any pending or threatened termination of any such policies or any premium increases for the current policy period with respect to any such policies, and to the knowledge of Seller, the consummation of the Transaction will not result in any such termination or premium increase.
4.    REPRESENTATIONS AND WARRANTIES RELATING TO SELLER AND BUYER
(a)    Subject to all matters disclosed in the Property Information and/or the Permitted Exceptions, and subject to any information discovered by Buyer or other information disclosed to Buyer by Seller or any other person after the date hereof and prior to the Closing (all such matters being referred to herein as “Exception Matters”), each Seller, as to itself and not the other Seller, hereby represents and warrants to Buyer as follows:
(i)    Seller has the full right, power and authority to enter into this Agreement and to sell and convey the Property to Buyer as provided herein and to carry out its obligations hereunder.
(ii)    None of the execution, delivery or performance of this Agreement by Seller does or will, with or without the giving of notice, lapse of time or both (i) violate, conflict with or constitute a default under (A) the organization documents of Seller or any material agreement, instrument or other document to which Seller is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Seller or (ii) result in the creation of any lien upon the Property.
With respect to GGT, whenever reference is made in this Agreement to the knowledge of Seller, or to Seller receiving notice, such references shall be deemed limited to the collective actual and not the implied or imputed knowledge of Michael Tetrick (“GGT Knowledge Party”), without independent investigation. With respect to Bainbridge, whenever reference is made in this Agreement to the knowledge of Seller, or to Seller receiving notice, such references shall be deemed limited to the collective actual and not the implied or imputed knowledge of Thomas Keady and Paul DeCain (collectively, the “Bainbridge Knowledge Parties”, and together with the GGT Knowledge Party, the “Knowledge Parties”), without independent investigation other than reasonable inquiry of Seller’s property manager. Under no circumstances shall the Knowledge Parties have any personal obligations or liabilities under this Agreement or otherwise and Buyer waives all rights to sue or seek personal

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judgment against the Knowledge Parties. Notwithstanding anything to the contrary contained in this Agreement, GGT is not making any representations or warranties as to the Co-Invest.
(b)    Buyer hereby represents and warrants to Seller that Buyer (i) has the full right, power and authority to enter into this Agreement and to purchase the Property from Seller as provided herein and to carry out its obligations hereunder; (ii) none of the execution, delivery or performance of this Agreement by Buyer does or will, with or without the giving of notice, lapse of time or both (i) violate, conflict with or constitute a default under (A) the organization documents of Buyer or any material agreement, instrument or other document to which Buyer is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Buyer, or (ii) require the approval or waiver of or filing with any person (including, without limitation, any governmental unit, agency or instrumentality); (iii) this Agreement constitutes and, when so executed and delivered, the other agreements and instruments delivered by Buyer under or in connection with this Agreement will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms; (iv) Buyer has not relied upon any oral or written information provided by Seller except for the specific representations and warranties of Seller contained herein and acknowledges that no employee, agent or representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements or representations other than those specifically contained in this Agreement; (v) Buyer has adequate financial resources to purchase the Property, (vi) Buyer is not a person or entity with whom Seller is restricted from doing business under applicable laws relating to national security (such as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, commonly known as the “USA Patriot Act”) and executive orders and regulations relating to such applicable laws; and (vii) no brokers have been engaged or consulted by the Buyer who are in any way entitled to compensation as a consequence of the sale of the Interest to Buyer, and Buyer agrees to indemnify and hold harmless the Seller from and against any and all claims and expenses for any brokerage or agent commission or fee arising out of this transaction by any broker or agent with whom Seller has dealt.
(c)    If Buyer discovers that, prior to or at the Closing, any representation or warranty of the other is false, misleading or inaccurate in any material respect as of the Effective Date, or if any update to a representation or warranty (other than as to changes to the Rent Roll as a result of the provision of Section 4(c)(iv) above) provided by Seller has a material adverse impact on the value of the Property, and is not acceptable to Buyer, in Buyer’s commercially reasonable discretion, Buyer may, after providing Seller with a written notice outlining in sufficient detail the objection and allowing Seller five (5) business days to cure said objection, have the right as Buyer’s sole and exclusive right and remedy, and within three (3) business days following such five business day period, to terminate this Agreement, in which the Deposit shall be returned to Buyer and neither party shall have any further obligations to the other party hereunder, except with respect to obligations that expressly survive the termination hereof. Seller and Buyer's representations and warranties contained in this Agreement shall automatically be deemed modified to reflect all information actually known to Buyer prior to the Effective Date, which shall include, without limitation, any knowledge that Buyer has by virtue of an affiliate of Buyer owning an interest in the Seller. Buyer shall promptly inform Seller in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder.
5.    PRE-CLOSING COVENANTS. The parties agree as follows:

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(a)    Distributions. Target and Co-Invest shall have the right to make distributions prior to Closing, in accordance with the terms of their respective organizational documents.
(b)    Operation of Business. Seller will (i) cause the Target and Co-Invest to not, and will not permit the Target or Co-Invest to, engage in any practice, take any action, or enter into any transaction outside the “Ordinary Course of Business” (which shall mean operating the Property in a manner which is not consistent with Target or Co-Invest’s current operating procedures), (ii) cause the Target and Co-Invest to substantially maintain their respective business organizations and properties, and (iii) use commercially reasonable efforts to maintain the Property in working order, ordinary wear, tear, casualty and usage excepted, and consistent with past practice and, shall cause the Target to replace worn out assets and in accordance with historical and customary operating practices. Except as expressly contemplated by this Agreement, Seller will cause the Target and Co-Invest not to:
(i)    Intentionally deleted;
(ii)    terminate (other than due to expiration), enter into any new, or materially modify or amend to the detriment of the Target, any existing material Leases or Service Contracts (except in the event of a default or other option or right permitted thereunder), other than in the Ordinary Course of Business;
(iii)    organize any subsidiary or acquire any participation of any person or any equity or ownership interest in any business (other than investments in marketable securities), including without limitation, any acquisition, merger or other business combination transaction without the permission of Buyer, other than in the Ordinary Course of Business;
(iv)    pay, discharge or satisfy any claim, liability or obligation (whether fixed or contingent) in excess of U.S. $25,000, other than in the Ordinary Course of Business;
(v)    enter into any agreement, contract or other commitment with Seller, any director or executive officer of the Target or any related person of any such persons, other than in the Ordinary Course of Business;
(vi)    modify, change or otherwise alter in any material respect the fundamental nature of its business as presently conducted;
(vii)    sell, transfer or convey any assets other than in the Ordinary Course of Business;
(viii)    unless expressly required by this Agreement, enter into a contract the performance of which will involve the payment of consideration either to or from a Target in excess of U.S. $25,000 per annum, or modify, change or otherwise alter in any respect any Service Contract;
(ix)    agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing;
(x)    except as has been previously committed or commenced and disclosed to Buyer, make any capital expenditure (including expenditure on inventory) above U.S. $25,000, unless necessary in Seller’s commercially reasonable judgment where the safety of any tenant or the Property is concerned.

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provided, however, that, in each case, Seller may request the written consent of Buyer in respect of any action prohibited by this Section 5 which Seller deem, in their sole discretion, to be reasonably necessary to the business of the Target.
Seller agrees to cooperate, and Seller will cause the Target to cooperate, to give representatives of Buyer access to the properties, books, records (including Tax records), contracts, agreements, and any other documents of or pertaining to the Target.
(c)    Notice of Developments. Each party will give prompt written notice to the other parties of any material adverse development causing a material breach of its own representations and warranties in Sections 3 or 4, as applicable, above.
(d)    Exclusivity. Seller shall (and Seller will cause the Target, and its respective officers, directors, representatives, consultants, financial advisors, attorneys, accountants and other agents to) refrain from taking any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any person, other than Buyer (and its affiliates and representatives), concerning any purchase or sale of any Interest or the Property (including by way of any issuance of new shares by a Target in a public offering or private placement) or any merger, recapitalization or similar transaction involving the Target. Seller will notify Buyer as soon as practicable if any person makes any proposal, offer, inquiry to, or contact with, a Seller, the Target, as the case may be, with respect to the Interest and shall describe in reasonable detail the identity of any such Person and the substance and material terms of any such contact.
(e)    New Leases; Modifications; Operations. Prior to the Closing, Seller will continue to operate and maintain the Property prior to the Closing in the Ordinary Course of Business, which may include, but not be limited to, evicting any tenants for non-payment of rent, entering into new leases at market rates and/or modifying any existing Leases.
6.    CLOSING CONDITIONS AND RELATED MATTERS
(a)    Closing Date. Unless this Agreement is terminated as provided herein, the closing of the transactions described herein (“Closing”) shall occur on or before June 30, 2017 (“Closing Date”). Closing shall be an escrow-type closing, with documents delivered to the Escrow Agent at such time, or at such other place, as may be mutually agreed upon by the parties.
(b)    Seller Deliverables.At Closing, each Seller shall deliver to Buyer the following, in each case in form and substance reasonably satisfactory to Buyer and Seller:
(i)    an assignment of interests (“Assignment of Interests”), which shall be in the form attached hereto as Exhibit D;
(ii)    a certificate of Seller as the Escrow Agent may require evidencing that Seller is authorized to execute and deliver the transaction documents and any certificates and other documents to be delivered hereunder;
(iii)    those documents or instruments required by the Escrow Agent to satisfy requirements 9, 10 and 14 of the Title Commitment.

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(iv)    a counterpart of a closing statement (the "Closing Statement") prepared by the Escrow Agent that sets forth the prorations, Purchase Price and other amounts paid and disbursed in accordance with this Agreement;
(v)    if applicable, the documents prepared by the Lender relating to the Lender Consent (“Lender Consent Documents”);
(vi)    An executed property management agreement by an affiliate of Bainbridge under terms acceptable to Bainbridge and the Buyer; provided, however, the execution of such property management agreement is not a condition to close hereunder, and Seller shall not be in default if such agreement is not executed.
(c)    Buyer’s Deliverables. At Closing, Buyer shall deliver to Seller the following, in each case in form and substance reasonably satisfactory to Seller:
(i)    payment of the Purchase Price to each Seller, as increased or decreased by proration and adjustments as herein provided, in immediately available wire transferred funds;
(ii)    a counterpart of the Assignment of Interests;
(iii)    a counterpart of a Closing Statement; and
(iv)    if applicable, the Lender Consent Documents.
(d)    Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Buyer and Seller shall each pay one-half of all the fees, costs and expenses of Escrow Agent not related to any title policy issuance, if any, and the costs of any taxes assessed thereon. Buyer, in addition to its other expenses, shall pay at Closing, if applicable (1) all “grantee” or recordation taxes other than the Grantor’s Tax, including but not limited to the State Recordation Tax and any local recordation tax applicable to the transfer of the Property; (2) any costs associated with the Title Commitment and issuance of an Owner’s and, if applicable, Lender’s policy of title insurance, including Buyer’s reimbursement to Seller for all costs and expenses of the Title Report; (3) costs of the Survey; (4) the entirety of any mortgage application or financing costs and any other fees incurred by Buyer; and (5) all documentary stamps, deed stamps, realty transfer taxes, and intangible taxes, fees and charges assessed in connection with a note and mortgage and the financing of any portion of the Purchase Price, if applicable. Seller shall pay at Closing, if applicable (1) all of the Grantor’s Tax assessed on the transfer of the Property by the Commonwealth of Virginia; and (2) all recording fees required in connection with Seller’s obligation, if any, to terminate or release certain documents recorded in the land records that affect title to the Property.
(e)    Existing Loan.
(i)    The parties recognize that the Property is subject to a Credit Line Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Mortgage”) securing a Promissory Note (“Note”, and together with the Mortgage and all other documents executed in connection with the Note, the "Loan Documents") both of which are dated April 28, 2015, and executed by Target in favor of

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First-Citizens Bank & Trust (the “Lender”) pursuant to a loan (“Loan”) in the original principal amount of $25,289,429.
(ii)    During the term of this Agreement, Buyer shall use commercially reasonable efforts to obtain the “Lender Consent”, which shall mean the written consent of Lender (i) approving a change in structure and ownership of the Target such that the Target is owned and controlled exclusively by Buyer; and (ii) a release of all guarantors and/or indemnitors of the Loan (excluding the Target) from all obligations and liabilities from and after the Closing Date.
(iii)    Buyer shall be responsible for any and all costs imposed by Lender in connection with the Lender Consent, including, without limitation, the Lender’s attorneys’ fees, the Lender’s appraisal fee, the Lender’s title costs, application fees, and any other costs and expenses incurred or imposed by Lender. If the parties proceed with the Lender Consent, then at Closing, interest on the Note shall be prorated as of the Closing Date, and Seller shall receive a cash credit at Closing for all deposits, reserves and/or impounds held by Lender under or in connection with the Loan Documents.
(iv)    Notwithstanding anything to the contrary contained herein, Seller and Buyer’s obligation to complete the purchase of the Interest is not conditioned upon Buyer obtaining the Lender Consent. If the Lender has not approved the Lender Consent, and issued execution copies of the Lender Consent Documents, at least three (3) business days prior to the Closing Date, then the parties shall proceed to Closing without the Lender Consent, and Seller shall cause the Loan to be satisfied in full at Closing.
7.    CLOSING PRORATIONS AND ADJUSTMENTS
(a)    Property Taxes. General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Real Property for the then current calendar year or other current tax period (collectively, “Taxes”) not yet due and payable shall be prorated, based on the maximum allowable discount. If the Closing occurs prior to the receipt by Seller of the tax bills for the calendar year or other applicable tax period in which the Closing occurs, Buyer and Seller shall prorate estimated Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates.
(b)    Operating Expenses. Seller will endeavor to cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the day before the Closing Date. Seller will pay all charges for such utility charges which have accrued on or prior to the Closing Date. If the utility companies are unable or refuse to read the meters on the Closing Date, all charges for such utility charges to the extent unpaid will be prorated and adjusted as of the day before the Closing Date based on the most recent bills. Seller shall retain utility deposits and deposits with governmental and quasi-governmental authorities, and initial inducement payments made to Seller by vendors. All other operating expenses of the Property, including pre-paid expenses, association maintenance charges and special assessments, if applicable, and costs pursuant to the Service Contracts shall be prorated between Seller and Buyer as of 11:59 p.m. the day before the Closing Date such that Seller shall be deemed the owner of the Property for the day prior to the Closing Date and Buyer shall be deemed the owner of the Property commencing as of the day of Closing; provided, however, there will be no proration of insurance premiums, it being agreed that Buyer will be responsible to obtain its own insurance as of the Closing. Notwithstanding the foregoing, Seller shall retain and reserve from the sale all (i) utility deposits and deposits with governmental and quasi-governmental authorities, (ii) non-refundable tenant fees such as

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amenity fees, cleaning fees, redecorating fees and pet fees, and (iii) initial inducement payments made to Seller by vendors.
(c)    Tenant Provisions. The Property is occupied by tenants (collectively, the “Tenants”), and subject to one or more leases (collectively, the “Leases”).
(i)    Rents. Collected rents and collected other income under the Leases for the month of Closing shall be prorated between Seller and Buyer as of 11:59 p.m. the day before the Closing Date such that Seller shall be deemed the owner of the Property for the day prior to the Closing Date and Buyer shall be deemed the owner of the Property commencing as of the day of Closing. Buyer’s portion of prepaid rents, if any, under the Leases shall be credited to Buyer at Closing. The security deposits shall be kept in the banking account under the name of the Target.
(ii)    Delinquent Rents. All uncollected rents for the months prior to the month in which the Closing occurs and all uncollected rents through Closing (“Delinquent Rents”), shall remain Seller’s property, and neither Buyer nor Seller shall receive any proration or credit therefor at Closing. Any and all Delinquent Rents received by Buyer after the Closing Date shall be promptly remitted to Seller. No portion of Delinquent Rents attributable to a particular Tenant shall be applied against the rents or Delinquent Rents attributable to another Tenant. Buyer shall not be obligated to file suit to collect the Delinquent Rents but Seller shall have the right to sue any tenants for any Delinquent Rents or other sums due Seller as of the Closing Date but may not seek eviction of any tenant. This provision shall survive Closing.
(iii)    Rent Ready Credit. At the time of Closing, Seller shall cause all apartment units in the Property which have been vacant for five (5) days or more to be in a market rent-ready condition according to normal industry practice (including without limitation painted, cleaned, carpeted, with all appliances in working condition). With respect to each apartment unit that has been vacant for five (5) days or more prior to Closing that is not in such a rent-ready condition at the Closing, Buyer shall receive a credit against the Purchase Price in the sum of Four Hundred Dollars ($400.00).
(d)    Final Prorations. Except as set forth in Sections 7(a), 7(b) and 7(c)(iii) above, all of the prorations under this Agreement shall be final as of the Closing Date, with absolutely no adjustment after Closing. This Section shall survive the Closing. With respect to Sections 7(a), 7(b) and 7(c)(iii) above, if final prorations cannot be made at Closing, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available, with final adjustment to be made as soon as reasonably possible after the Closing, but no later than 90 days after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within 30 days of written notice. Seller shall have reasonable access to, and the right to, inspect and audit Buyer's books to confirm the final prorations.
(e)    Target Cash Items. Notwithstanding anything else to the contrary contained herein, cash, escrows and reserves in connection with the Loan, receivables, utility deposits and similar items which belong Target, shall not be prorated hereunder, and GGT and Bainbridge shall be entitled to its allocable share of such items as if Buyer had purchased the Property from Target, pursuant to the organizational documents of Target and Seller.
(f)    Tax Elections.

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(i)    The responsibility for the filing of the Target’s return for federal and state income tax and state personal property tax for the partial year 2017 ending on the day before the Closing Date shall be Seller’s responsibility. Should such partial year return or returns for prior years be audited, the responsibility for dealing with, settling and paying any such tax liability shall be Seller’s responsibility, and Seller shall hold Buyer and the Target harmless from and against any and all loss, cost or expense (including reasonable attorneys’ fees and other professional fees) as a result of any liability arising as a result of such audits or with respect to any tax liability for the period of time prior to the Closing Date.
(ii)    The responsibility for filing the Target’s return for the partial year from and after the Closing Date shall be Buyer’s responsibility. Should such partial year return be audited, the responsibility for dealing with, settling and paying any such tax liability shall be Buyer’s responsibility, and Buyer and the Target shall hold Seller harmless from and against any and all loss, cost or expense (including reasonable attorneys’ fees and other professional fees) as a result of any liability arising as a result of such audits or with respect to tax liability first arising during the period of time from and after the Closing Date.
(iii)    This Section 7(f) shall survive the Closing Date.
8.    ACCESS TO PROPERTY AS MAIN ASSET OF TARGET
(a)    Subject to the terms of this Section 5, Buyer shall have the right to make, during normal business hours and at Buyer's sole expense, any investigations regarding the Property; provided, however, Buyer agrees not to cause any damage to the Property or unreasonably interfere with any tenant’s possession and/or Target’s operations. Seller or its designated representative will be present during Buyer’s on site inspections and Buyer shall give Seller notice no less than two (2) business days in advance of the date for its inspections of the Property. Buyer agrees that Buyer shall not contact or interview any tenant of the Property. If Buyer intends to carry out any test, inspection or investigation involving the physical disturbance of any portion of the Property, Buyer shall give Seller at least two (2) business days prior notice of such intention and the conduct of such test, inspection and investigation shall be subject to Seller's reasonable regulations; provided, however, that in no event shall Buyer be permitted to perform soil borings or other invasive or intrusive tests on the Property without Seller’s prior written consent, which consent may be withheld by Seller in Seller's sole and absolute discretion. Any party performing inspections at the Property on behalf of Buyer shall be properly licensed and maintain liability insurance in commercially reasonable amounts, but in no event less than Two Million per occurrence. Notwithstanding Buyer’s right to access the Property, Buyer shall have no right to terminate this Agreement based on the physical condition of the Property, Buyer acknowledging that it is familiar with such condition and has accepted same.
(b)    Buyer shall repair any damage to the Property resulting from any inspections, studies or tests performed by Buyer, except to the extent such damage results from the mere discovery of a condition that existed at the Property prior to any entry by Buyer, to the extent such pre-existing condition is not further disturbed as a result of Buyer’s inspections. In connection with such entry onto the Property, Buyer agrees at all times during the entries onto the Property that it will cause its agents to, maintain in effect commercial general liability insurance on an occurrence basis (including contractual liability, contractor’s protective liability, personal injury and property damage coverage) of not less than One Million Dollars ($1,000,000.00) per occurrence and at least Two Million Dollars ($2,000,000.00) aggregate limit, and provide Seller with evidence of such insurance coverage prior to any entry onto

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the Property. Such insurance may be maintained directly by Buyer or by Buyer’s affiliates, members or contractors. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with insurance limits as provided for herein, if Seller requests.
(c)     Buyer will not permit any mechanics' lien or liens to be placed upon the Property relating to Buyer’s activities hereunder. Buyer hereby agrees to indemnify, defend and hold Target, Seller and Seller's agents, employees, contractors, shareholders, officers and directors (collectively herein referred to as the "Seller Parties") harmless from and against any and all liens for any materials or services furnished to the Property by, or on behalf of, Buyer. If any lien is claimed against the Property for services or materials provided at the request of, or for the benefit of, Buyer, then Buyer shall promptly take whatever action is necessary to release and remove such lien as soon as possible, but not later than fifteen (15) days after the date the lien was filed. If such lien has not been removed within such fifteen (15) day period, Seller may take whatever action, in its sole discretion and at Buyer' sole cost and expense, that it deems reasonably necessary to release and remove the lien.
(d)    Notwithstanding anything contained herein to the contrary, Buyer covenants and agrees to indemnify, defend and hold the Seller Parties harmless from any and all injury to any person, loss of life or property damage arising out of any action or inaction of Buyer or its agents or independent contractors in connection with Buyer’s investigation of the Property, including consequential damages to the Seller Parties (including loss of profits); provided, however, Buyer shall not be liable for matters occurring to the extent the result of the gross negligence or intentional act of the Seller Parties, or for mere disclosure to Seller of the results of such inspections and investigations (except to the extent exacerbated by Buyer). In conducting any investigations and review of the Property, Buyer and its agents and representatives shall: (i) not damage any part of the Property nor conduct any activities precluded by this Agreement; (ii) not injure or otherwise cause bodily harm to Seller or any other third party; (iii) promptly pay when due the costs of all investigations done with regard to the Property; (iv) not permit any liens to attach to the Property by reason of the exercise of Buyer’s rights hereunder; and (v) upon completion of any inspection by Buyer and/or its agents or independent contractors, Buyer shall restore any damage to the Property caused by same. Notwithstanding anything to the contrary herein, if Buyer terminates this Agreement in accordance with the terms of this Agreement and is entitled to a refund of the Deposit, Escrow Agent shall not release any of the Deposit until Seller has given written notice that the Property has been restored as required herein and Buyer has otherwise complied with its obligations under this Agreement.
(e)    Seller has previously made or will make available to Buyer for Buyer's review at the Property, certain items and information pertaining to the Property with the exception of any financially privileged documents pertaining to Seller (collectively, the “Property Information”). The Property Information shall be returned by Buyer to Seller if the transaction is terminated for whatever reason. The Property Information is being delivered to Buyer as an accommodation only and Seller does not represent or warrant the truth, accuracy, completeness or correctness of any such Property Information or any other information delivered to Buyer from any broker on Seller’s behalf. Buyer acknowledges and agrees that the Property Information delivered or given by Seller to Buyer in connection with the transaction contemplated hereby is provided to Buyer as a convenience only and that any reliance on or use of such Property Information by Buyer shall be at the sole risk of Buyer. Further, if Buyer terminates this Agreement or this Agreement does not close for any reason whatsoever, Buyer shall deliver to Seller a copy of all reports, analysis, studies, investigations, work product and materials obtained by or prepared by or on behalf of Buyer, or delivered to Buyer or Buyer’s agents or independent contractors, within a reasonable period of time (not to exceed ten (10) days) of receipt of

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such materials by Buyer, provided such materials shall be delivered without representation or warranty as to accuracy or completeness thereof. The obligations to deliver such documents shall survive the termination of this Agreement.
(f)     Buyer acknowledges and agrees that all of the Property Information delivered by or on behalf of Seller and any other information obtained by Buyer regarding the Property as a result of Buyer’s physical inspection of the Property other than information that (i) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its representatives, (ii) was or becomes available on a non-confidential basis from a source other than Buyer or its representatives, or (iii) is independently developed from a non-confidential source by Buyer or its representatives ("Confidential Information") shall be and remain confidential. Buyer further agrees and acknowledges that if any such Confidential Information is disclosed to third parties, to Seller’s employees or Seller’s tenants, Seller may suffer damages and irreparable harm. Buyer expressly acknowledges, covenants and agrees (a) that Buyer shall not make any press release or other public disclosure concerning the transaction contemplated by this Agreement and Buyer shall not disclose any of the contents or information contained in or obtained as a result of any due diligence reports or any other studies made in connection with Buyer's investigation of the Property, in any form whatsoever (including, but not limited to, any verbal information received by Buyer during the course of Buyer's inspection and investigation of the Property), to any party other than Buyer's attorney, accountants, employees, professional firms performing inspections and report reviews, investors and prospective lender; and (b) that in making any disclosure of such information as permitted hereunder, Buyer shall advise such third parties of the confidentiality of such information and the potential of damage to Seller and the liability of Buyer and such third party as a result of any disclosure of such information by such third party and be responsible for such third party's compliance.
(h)    It is expressly acknowledged by Buyer that the Closing of the transactions contemplated by this Agreement is not subject to any financing contingency and that no financing for this transaction shall be provided by Seller. Without limiting the foregoing, Buyer agrees that the ability or inability of Buyer to obtain debt, equity investments or other financing in order to pay all or any part of the Purchase Price shall not be a contingency or condition to any of Buyer’s obligations under this Agreement.
(g)    Buyer shall not, during the term of this Agreement, solicit or interview Seller's managing agent's personnel for employment, or discuss the terms and provisions of this Agreement with such personnel, without Seller's prior written consent.
(h)    The terms of this Section shall survive any termination of this Agreement or the Closing.
9.    TITLE TO PROPERTY
At Closing, Seller shall assign the Interest to Buyer subject to the following items (collectively, the “Permitted Exceptions”): any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; zoning and subdivision ordinances and regulations; rights of tenants under Leases; real estate taxes which are not yet due and payable, assessments and special district levies, zoning and other regulatory laws and ordinances affecting the Property; those matters shown on that certain Commitment for Title Insurance (“Title Commitment”) issued by Escrow Agent, with an effective date of June 5, 2017, evidenced by File No.: 17000140285

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(a copy of which has been reviewed and approved by Buyer). Notwithstanding the foregoing, at the Closing and provided that (i) the parties are not proceeding with the Lender Consent; and (ii) Buyer is not in default hereunder, then Seller agrees, at Seller's sole cost and expense, to cause to be released any deed of trust voluntarily created by Seller that affects the Property (whereupon such deed of trust shall not be a Permitted Exception).
10.    RISK OF LOSS AND CONDEMNATION
(a)    In the event of casualty at the Property, and the cost for repair of such casualty is estimated by Seller to exceed five percent (5%) of the Purchase Price (the “Damage Threshold Amount”), then Seller may at its option elect to cause Target to repair the Property to the condition immediately prior to such casualty before the Closing Date (and the Closing Date shall be extended if necessary to provide for such repair). If Seller fails to make such election within ten (10) days of its knowledge of the casualty, then Buyer shall have the option, to be exercised five (5) days after the date of receipt of Seller’s notice of such damage (and the Closing Date shall be extended if necessary to provide for such five (5) day period), to either: (i) terminate this Agreement, in which case the Escrow Agent shall return the Deposit to the Buyer and no party shall have any further liability or obligation to any other party under this Agreement, except with respect to obligations that expressly survive the termination hereof, or (ii) elect to proceed with the Closing, in which case Target shall retain all rights to receive insurance proceeds for such casualty.
(b)    Buyer is bound to purchase the Property as required by the terms of this Agreement without regard to the occurrence or effect of any damage to or destruction of the Property, provided that the occurrence of any damage or destruction to the Property involves repair costs equal to or less than Damage Threshold Amount and in such event the Target shall retain all rights to receive insurance proceeds for such casualty.
(c)    If, after the Effective Date and prior to the Closing, all or a material part of the Property is threatened or taken by eminent domain or condemnation, Seller shall promptly notify Buyer in writing and Buyer or Seller may give written notice to the other party electing to terminate this Agreement prior to the Closing in which event both parties shall be relieved and released of and from any further liability hereunder, except as set forth herein, the Deposit shall forthwith be returned to Buyer by Escrow Agent, and thereupon this Agreement shall become null and void and be considered canceled. If no such election is made within five (5) business days of Seller notifying Buyer of such taking, then this Agreement shall remain in full force and effect and the sale and purchase contemplated herein, excluding any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and, upon the Closing, Target shall retain all of the right, title and interest in and to any awards that have been or that may thereafter be made for such taking.
11.    DEFAULT
(a)    Seller’s Default. In the event that Seller fails to perform on the Closing Date, then Buyer may, at its option and as its sole and exclusive remedy, either (i) terminate this Agreement and receive a full and immediate refund of the Deposit held by Escrow Agent or (ii) enforce specific performance of this Agreement. As a condition precedent to Buyer’s exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such action for specific performance within thirty (30) days after the date scheduled for Closing. Buyer agrees that its failure to timely commence such an action for specific performance within such thirty (30) day period shall be

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deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or similar instrument against the Property. The foregoing shall be the sole and exclusive remedies available to Buyer. Buyer hereby expressly waives any right to seek damages against Seller. In no event shall any member, officer, director, agent or employee of Seller or its partners be personally liable for any of Seller’s obligations under this Agreement or the documents to be delivered at the Closing. For all purposes hereof, Buyer waives its right to seek, plead or obtain any judgment for any remedies or damages not specifically contained herein, including, without limitation, consequential, compensatory and punitive damages.
(b)    Buyer’s Default. In the event Buyer is in default under or in breach of any of the terms, covenants, conditions or obligations hereunder, then at the option of Seller, and as Seller’s sole and exclusive remedy, Escrow Agent shall deliver the Deposit to Seller and it shall become the property of Sellers, allocated as follows: GGT – 47.37% and Bainbridge – 52.63%. Such sum is agreed upon by the parties as liquidated damages for the failure of Buyer to perform the duties, liabilities, and obligations imposed upon it by the terms and provisions of this Agreement and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages, and upon delivery thereof, the parties shall thereupon be relieved and released from all other and further obligations under this Agreement except for the obligations of indemnification which expressly survive this Agreement. The indemnity obligations of Buyer set forth in this Agreement are not subject to the limitations set forth in this Section.
12.    NOTICES
Any notices, requests, demands, tenders and communications hereunder shall be in writing and may be served (i) by hand delivery; (ii) by recognized overnight, third party prepaid courier service (such as Federal Express); or (iii) by pdf attachment to email, provided that if sent by telecopy or electronically, a duplicate copy is sent contemporaneously by one of the methods described in (i) or (ii) above. Any notice or other communication mailed as aforesaid shall be deemed effectively given (x) on the date of delivery if personally delivered or sent by telecopy or electronic delivery, (y) on the date delivered if sent by courier service, or (z) on the date indicated on the return receipt if mailed. Such notices shall be given to the parties hereto at the following addresses:

If to Seller:        c/o The Bainbridge Companies
12765 W. Forest Hill Boulevard, Suite 1307
Wellington, FL 33414
Attn:     Paul DeCain
Email:     pdecain@bainbridgere.com

Copy to:        CNL Financial Group Investment Management, LLC
450 South Orange Avenue, Suite 1400
Orlando, FL 32801
Attn: Michael Tetrick
mike.tetrick@cnl.com

Copy to:        Broad and Cassel LLP
7777 Glades Road, Suite 300
Boca Raton, FL 33434
Attn:    Christopher Staller
Email: cstaller@broadandcassel.com

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Copy to:        Lowndes Drosdick
450 S Orange Avenue, Suite 200
Orlando, FL 32801
Attn: Laura M. Walda
Email: laura.walda@lowndes-law.com

If to Buyer:        Amzak Capital Management, LLC
980 North Federal Highway, Suite 315
Boca Raton, FL 33432,
Attn: Luis Espinal and/or Beatriz Beltranena
Email: luis@amzak.com, bbeltranena@amzak.com

If to Escrow Agent:     Stewart Title Guaranty Company
National Title Services - Charlotte
5935 Carnegie Boulevard
Telephone: (704) 401-2026
Fax No.: (704) 401-2038
Attn: Danielle Howell
Email: dhowell@stewart.com

Any party hereto may, by giving five (5) days written notice to the other party hereto given in accordance with this Section, designate any other address in substitution of the foregoing address to which notice shall be given. The attorney for a party has the authority to send and receive notices on behalf of such party.

13.    ESCROW AGENT
The Deposit shall be held by Escrow Agent in trust and may be deposited in an interest bearing account (the “Depository”). Seller and Buyer agree that Escrow Agent shall have no liability in the event of failure, insolvency or inability of the Depository to pay such funds, or accrued interest upon demand or withdrawal. Buyer and Seller acknowledge that the account may not protected by the insurance afforded by the FDIC.
If at any time Escrow Agent receives written notice from Buyer demanding return of the Deposit (“Buyer’s Notice”), then Escrow Agent shall promptly deliver a copy thereof to Seller. If on or before 5:00 p.m. on the date which is five business days following delivery of such Buyer’s Notice to Seller, Seller shall object to the return of the Deposit to Buyer by notice received by Escrow Agent (“Seller’s Objection Notice”), then Escrow Agent shall not disburse the Deposit to Buyer until the dispute is resolved. However, if Seller does not deliver a Seller’s Objection Notice to Escrow Agent on or before 5:00 p.m. on the date which is five business days following Seller’s receipt of such Buyer’s Notice from Escrow Agent, then Escrow Agent may disburse the Deposit to Buyer.
If at any time Escrow Agent receives written notice from Seller demanding return of the Deposit (“Seller’s Notice”), then Escrow Agent shall promptly deliver a copy thereof to Buyer. If on or before 5:00 p.m. on the date which is five business days following delivery of such Seller’s Notice to Buyer, Buyer shall object to the return of the Deposit to Seller by notice received by Escrow Agent (“Buyer’s Objection Notice”), then Escrow Agent shall not disburse the Deposit to Seller until the dispute is

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resolved. However, if Buyer does not deliver a Buyer’s Objection Notice to Escrow Agent on or before 5:00 p.m. on the date which is five business days following Buyer’s receipt of such Seller’s Notice from Escrow Agent, then Escrow Agent may disburse the Deposit to Seller.
Subject to the foregoing, in the event of any dispute regarding any action taken, or proposed to be taken, by Escrow Agent with respect to the Deposit, Escrow Agent, in its sole discretion, may:
(i)    Refuse to comply with any demands on it and continue to hold the Deposit until it receives either: (i) written notice signed by Buyer and Seller, directing the disbursement of the Deposit; or (ii) an order of a court, having competent jurisdiction thereover, directing the disbursement of the Deposit;
(ii)    On notice to Seller and Buyer, take such affirmative action as it may deem appropriate to determine its duties as escrow agent including, but not limited to, the placing of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader; or
(iii)    If Buyer or Seller shall have commenced litigation with respect to the Deposit, place the Deposit with the Clerk of the Court in which said litigation is pending.
Upon disbursing or depositing the Deposit under the provision of clause (a), (b) or (c) above, Escrow Agent shall have no further obligation with respect to the Deposit.

Buyer, Seller and Escrow Agent acknowledge that Escrow Agent is acting hereunder as a depository only to the parties except as described herein, and Buyer and Seller, jointly and severally, do hereby agree to indemnify and hold harmless Escrow Agent of and from any and all liabilities, costs, expenses and claims, of any nature whatsoever, by reason of or arising out of any act or failure to act as Escrow Agent hereunder, except in the case of Escrow Agent’s gross negligence or willful misconduct. Buyer and Seller acknowledge that Escrow Agent has been retained by Seller to act as its counsel in connection with the sale of the Interest and shall be entitled to continue to represent Seller in connection with this Agreement or any other matter, notwithstanding Escrow Agent having agreed to act as escrow agent hereunder.

All parties agree that Escrow Agent shall not be liable to any party or person whomsoever for: (i) the sufficiency, correctness, genuineness or validity of any instrument deposited with it or any notice or demand given to it or for the form of execution of such instrument, notice or demand, or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act; (ii) acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so; or (iii) otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct.
14.    SECTION 1445 OF INTERNAL REVENUE CODE
If applicable in order to comply with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), Seller shall deliver to Buyer at Closing an affidavit

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in which Seller, under penalty of perjury, affirms that Seller is not a “foreign person” as defined in the Code, states the United States taxpayer identification number of Seller, affirms that Seller intends to timely file a United States income return with respect to the transfer of the Interest and which otherwise conforms to the requirements of Section 1445 of the Code and the Regulations promulgated thereunder.
15.    AS-IS CONDITION OF PROPERTY. EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES IN SECTIONS 3 AND 4 HEREIN AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, THE SALE OF THE INTEREST AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE-IS” CONDITION AND BASIS WITH ALL FAULTS. TO THE EXTENT PERMITTED BY LAW, SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE INTEREST, THE PROPERTY OR THE PROPERTY’S CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY. THE DISCLAIMERS HEREOF SPECIFICALLY EXTEND TO, WITHOUT LIMITATION, (1) MATTERS RELATING TO HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS, (2) GEOLOGICAL CONDITIONS, INCLUDING SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND STREAMS AND RESERVOIRS AND OTHER UNDERGROUND WATER CONDITIONS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, EARTHQUAKE FAULTS, AND MATTERS RELATING TO FLOOD PRONE AREAS, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARDS, (3) DRAINAGE, (4) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, CONDITIONS OF SOIL FILL, SUSCEPTIBILITY TO LANDSLIDES, AND THE SUFFICIENCY OF ANY UNDERSHORING, (5) ZONING AND SUBDIVISION AND COMPLIANCE WITH ZONING AND SUBDIVISION LAWS, (6) THE VALUE AND PROFIT POTENTIAL OF THE INTEREST OR THE PROPERTY AND (7) DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY AND PHYSICAL CONDITION OF THE PROPERTY AND COMPLIANCE OF THE PROPERTY WITH ANY LAWS (INCLUDING BUILDING CODES AND SIMILAR LAWS, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE FAIR HOUSING AMENDMENTS ACT OF 1988). BUYER REPRESENTS AND WARRANTS TO SELLER THAT BUYER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE. BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTIONS 3 AND 4 HEREIN AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY STATEMENT OF SELLER OR ANY OF ITS AFFILIATES OR ANY OFFICER, DIRECTOR, TRUSTEE, AGENT, EMPLOYEE, BROKER, ATTORNEY OR OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER OR ANY OF ITS AFFILIATES. BUYER ACKNOWLEDGES THAT IT HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS AS TO THE INTEREST AND THE CONDITION OF THE PROPERTY AND ALL MATTERS BEARING UPON THE INTEREST, THE PROPERTY AND THE CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AS IT DEEMS NECESSARY TO PROTECT ITS INTERESTS. BUYER IS ACQUIRING THE INTEREST “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS. UPON CLOSING, EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 3 AND 4 HEREIN AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER WILL ACCEPT THE PROPERTY, BY ACQUIRING THE INTEREST,

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SUBJECT TO ADVERSE STRUCTURAL, PHYSICAL, ECONOMIC OR ENVIRONMENTAL CONDITIONS THAT MAY THEN EXIST AND THAT WERE OR MAY NOT HAVE BEEN REVEALED BY THE INSPECTIONS AND INVESTIGATIONS CONDUCTED BY BUYER, AND, EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES IN SECTIONS 3 AND 4 HEREIN AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER SPECIFICALLY WAIVES AND RELEASES (1) ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY SELLER) WITH RESPECT TO THE INTEREST, THE PROPERTY OR ITS CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY AND (2) ALL RIGHTS, REMEDIES, RECOURSE OR OTHER BASIS FOR RECOVERY (INCLUDING ANY RIGHTS, REMEDIES, RECOURSE OR BASIS FOR RECOVERY BASED ON NEGLIGENCE OR STRICT LIABILITY) THAT BUYER WOULD OTHERWISE HAVE AGAINST SELLER OR ANY OF ITS AFFILIATES, ANY PERSON WHO HOLDS A DIRECT OR INDIRECT OWNERSHIP INTEREST IN SELLER OR ANY SUCH AFFILIATE AND THE RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES, BROKERS AND ATTORNEYS OF EACH SUCH PERSON IN RESPECT OF THE CONDITION OF THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO COMPLETE THE SALE ON THE TERMS PROVIDED IN THIS AGREEMENT WITHOUT THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH HEREIN.
BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE INTEREST AND OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO.
AS A MATERIAL PART OF THE CONSIDERATION TO SELLER FOR THE SALE OF THE INTEREST, BUYER, ON BEHALF OF ITSELF, AND ITS SUCCESSORS AND ASSIGNS, FROM AND AFTER CLOSING PURSUANT TO THE AGREEMENT, HEREBY IRREVOCABLY WAIVES, AND RELEASES SELLER, GENERAL CONTRACTOR, AND THEIR PARTNERS, MEMBERS, PRINCIPALS, REPRESENTATIVES, ATTORNEYS AND EMPLOYEES FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, DAMAGES, CAUSES OF ACTION AND LIABILITIES, WHETHER KNOWN OR UNKNOWN, OTHER THAN THOSE FOR BREACH OF SELLER’S COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS DELIVERED BY SELLER, THAT ARE BASED DIRECTLY OR INDIRECTLY ON, ARISE FROM OR IN CONNECTION WITH, OR ARE RELATED TO THE INTEREST AND: (A) ANY PAST, PRESENT OR FUTURE CONDITION OF THE PROPERTY, INCLUDING, (B) ANY AND ALL STATEMENTS, REPRESENTATIONS, WARRANTIES, DETERMINATIONS, CONCLUSIONS, ASSESSMENTS, ASSERTIONS OR ANY OTHER INFORMATION CONTAINED IN ANY OF THE DOCUMENTS DELIVERED TO BUYER IN CONNECTION HEREWITH (BUT SPECIFICALLY EXCLUDING ANY REPRESENTATIONS OR

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WARRANTIES MADE BY SELLER IN SECTIONS 3 AND 4 HEREIN OR IN ANY AGREEMENT OF THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING), OR ANY MISREPRESENTATION OR FAILURE TO DISCLOSE INFORMATION RELATING TO THE PROPERTY OR THE DOCUMENTS DELIVERED TO BUYER IN CONNECTION HEREWITH, OR (C) ANY DEFECT, INACCURACY OR INADEQUACY IN THE CONDITION OF TITLE TO THE PROPERTY, LEGAL DESCRIPTION OF THE PROPERTY, OR COVENANTS, RESTRICTIONS, ENCUMBRANCES OR ENCROACHMENTS WHICH AFFECT THE PROPERTY.
BUYER HEREBY ACKNOWLEDGES AND AGREES THAT (i) BUYER MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW (OR AS OF THE CLOSING) KNOWN OR BELIEVED TO BE TRUE REGARDING THE INTEREST, THE PROPERTY AND/OR THE DOCUMENTS DELIVERED TO BUYER IN CONNECTION HEREWITH, (ii) BUYER’S AGREEMENT TO RELEASE, ACQUIT AND DISCHARGE SELLER AS SET FORTH HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT, NOTWITHSTANDING THE EXISTENCE OR DISCOVERY OF ANY SUCH DIFFERENT OR ADDITIONAL FACTS, AND (iii) BUYER KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS, BENEFITS AND PRIVILEGES TO THE FULLEST EXTENT PERMISSIBLE UNDER ANY FEDERAL, STATE, LOCAL, OR OTHER LAWS WHICH DO OR WOULD NEGATIVELY AFFECT VALIDITY OR ENFORCEABILITY OF ALL OR PART OF THE RELEASES SET FORTH IN THIS AGREEMENT.
TO THE EXTENT PERMITTED BY LAW, BUYER AGREES NEVER TO COMMENCE OR PROSECUTE, OR CONSPIRE OR COLLUDE WITH OTHERS TO COMMENCE OR PROSECUTE, AGAINST THE SELLER, GENERAL CONTRACTOR AND/OR THEIR PARTNERS, MEMBERS, PRINCIPALS, REPRESENTATIVES, ATTORNEYS OR EMPLOYEES, ANY ACTION OR OTHER PROCEEDING BASED UPON ANY CLAIM SPECIFICALLY RELEASED IN THIS SECTION 15; PROVIDED, HOWEVER, IN NO EVENT SHALL THE RELEASES SET FORTH HEREIN BE DEEMED TO APPLY TO ANY BREACH OF SELLER’S REPRESENTATIONS OR WARRANTIES CONTAINED IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS DELIVERED BY SELLER. THIS RELEASE SHALL BE DEEMED REAFFIRMED AT THE CLOSING.
THE PROVISIONS OF THIS SECTION 15 SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.
1.    MERGER PROVISION
Notwithstanding anything to the contrary contained in this Agreement, each of the representations and warranties of Seller and Buyer contained in this Agreement shall survive until the date which is three (3) months after the Closing Date (“Limitation Date”) and no longer. Any post-closing claim that a party may have at any time against the other party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by notice from such party to the other and the filing of a lawsuit on or before the expiration of such Limitation Date shall not be valid or effective, and the other party will have no liability with respect thereto. Prior to asserting a post-closing claim, Buyer or Seller, as applicable, shall provide written notice to the other party of any alleged breach of such representation or warranty and shall allow the other party thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30)

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days and is being diligently pursued. If the other party fails to cure such breach after written notice and within such cure period, then the sole remedy of the party asserting the claim shall be an action at law for actual damages as a consequence thereof, provided that any claim or action at law for actual damages brought after Closing based upon a misrepresentation or a breach of a warranty or representation under this Agreement shall be actionable or enforceable if and only if notice of such claim is given to the other party prior to the Limitation Date. Each party hereby agrees that the maximum aggregate liability of the other party, in connection with, arising out of or in any way related to a breach of any representation or warranty by the other party shall not exceed Two Hundred Nine Thousand and No/100 Dollars ($209,000.00) ("Liability Cap"); provided, however, as to Seller, the Liability Cap shall be allocated as follows: GGT – 47.37% and Bainbridge – 52.63%. In addition, no party shall have any liability to the other for a breach of any representation or warranty unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand and No/100 Dollars ($50,000.00), in which event the full amount of such valid claims will be actionable, subject to the Liability Cap. Each party hereby waives for itself and anyone who may claim by, through or under the other party any and all rights to sue or recover from Seller any amount greater than the Liability Cap. Each party acknowledges that in no event shall the other party be liable to such party for lost profits, diminution in value, or consequential, incidental or punitive damages of any kind. There shall be no personal liability on the part of the Knowledge Parties arising out of this Agreement. Each Seller agrees that through the Limitation Date, it shall maintain net worth of not less than its allocable share of the Liability Cap, less the amount of any claims paid to Buyer under this Agreement.
2.    GENERAL PROVISIONS
(a)    Severability.  In the event any term or provision of this Agreement shall be held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.
(b)    Binding Effect, Entire Agreement, Modification.  This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, representatives, successors and permitted assigns of the parties hereto. This Agreement embodies the entire contract between the parties hereto with respect to the Property and supersedes any and all prior agreements and understandings, written or oral, formal or informal including, without limitation, any letter of intent relating to a sale of the Property. No modifications or amendments to this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Buyer, and no notices of any extension, change, modification or amendment made or claimed by Seller or Buyer shall have any force or effect whatsoever unless the same shall be endorsed in writing and fully signed by Seller and Buyer.
(c)    Time of Essence. Time shall be of the essence of this Agreement.
(d)    Captions. Captions and Article headings contained in this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement nor the intent of any provision hereof.
(e)    Remedies. Every power or remedy given by this Agreement to the parties or to which the parties may otherwise be entitled may be exercised concurrently or independently, from time to time, and as often as may be deemed expedient by the parties and the parties may pursue inconsistent remedies.

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(f)    Assignment. This Agreement is not assignable by Buyer other than to an entity controlling, controlled by, or under common control of, Buyer (“Permitted Assignment”). Notwithstanding the foregoing, (i) a Permitted Assignment shall not relieve Buyer of its obligations hereunder, (ii) Buyer and such assignee shall remain jointly and severally liable for all obligations of the Buyer hereunder; and (iii) Buyer will provide written notice to Seller of any Permitted Assignment at least three (3) days prior to Closing.
(g)    Waiver. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.
(h)    Recordation of Agreement. Neither Seller nor Buyer shall record this Agreement nor any memorandum, summary, or other evidence hereof in any public records prior to the consummation of the Closing.
(i)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
(j)    Interpretation.  All terms and words used in this Agreement, regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require. This Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation against the party causing this Agreement or any part thereof to be drafted. Unless this Agreement expressly or necessarily requires otherwise, any time period measured in “days” means consecutive calendar days, except that the expiration of any time period measured in days that expires on a Saturday, Sunday or legal holiday automatically will be extended to the next day so that it is not a Saturday, Sunday or legal holiday.
(k)    Cooperation After Closing. Buyer shall cooperate with Seller for a period beginning on the Closing Date and ending on the earlier of 3 years after Closing or Buyer’s earlier disposition of the Property to address any reasonable request Seller may have in connection with any legal requirement, tax audit, tax return or litigation threatened or brought against Seller, including any third party claims relating to Seller’s period of ownership of the Interest, by allowing Seller and its agents and representatives access, subject to the parties entering into a mutually acceptable access and inspection agreement prior to such access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller) and at reasonable times, to examine and make copies of any and all relevant instruments, files and records relating to the Property.
(l)    Facsimile, Electronic Signature.  This Agreement may be executed in handwriting and delivered by facsimile or electronic delivery. Any such delivery shall be treated as an original signature for all purposes.
(m)     Confidentiality. Except as provided in Section 5(g) of this Agreement, Buyer shall not disclose the provisions of this Agreement to any third party, and same shall be treated by Buyer as confidential unless otherwise agreed to in writing by Seller. Moreover, at all times prior to the Closing

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and forever hereafter should this transaction not close, Buyer shall retain any and all information related to this Agreement, the transactions contemplated under this Agreement and/or any related transactions, including with respect to any and all contiguous parcels, and the fact that discussions or negotiations have taken place with respect to the Property or any of the terms, conditions or other facts with respect to such discussions (the “Information”) in strict confidence and not disclose the Information to any party without prior written consent of Seller, except that Buyer may disclose the Information to its directors, officers, employees, lenders, consultants and agents (collectively, hereinafter referred to as “Necessary Representatives”), who need such information for the purpose of proceeding with the transaction, provided that they agree to keep the Information confidential and agree to be bound by this provision of the Agreement. Buyer shall be responsible for any breach of this provision of the Agreement by its Necessary Representatives. Buyer agrees that Seller shall be entitled to equitable relief, including an injunction, in the event of any breach of this provision of the Agreement as well as all other rights and remedies provided hereunder. Buyer acknowledges and agrees that all of the Confidential Information and any other information obtained by Buyer regarding the Property as a result of Buyer's inspection of the Property shall be and remain confidential. Buyer further agrees and acknowledges that if any such Confidential Information is disclosed to third parties, to Seller’s employees or Seller’s tenants, Seller may suffer damages and irreparable harm. Buyer expressly acknowledges, covenants and agrees (a) that Buyer shall not make any press release or other public disclosure concerning the transaction contemplated by this Agreement without first disclosing the intended press release information to Seller, and Buyer shall not disclose any of the contents or information contained in or obtained as a result of any due diligence reports or any other studies made in connection with Buyer's investigation of the Property, in any form whatsoever (including, but not limited to, any verbal information received by Buyer during the course of Buyer's inspection and investigation of the Property), to any party other than Buyer's attorneys, accountants, employees, professional firms performing inspections and report reviews, investors, brokers, agents, consultants, contractors, affiliates and prospective lenders; (b) that in making any disclosure of such information as permitted hereunder, Buyer shall advise such third parties of the confidentiality of such information and the potential of damage to Seller and the liability of Buyer and such third party as a result of any disclosure of such information by such third party and be responsible for such third party's compliance; and (c) to furnish Seller with copies of all third party non confidential due diligence reports or other studies made in connection with Buyer's inspection, study or investigation of the Property within a reasonable period of time (not to exceed ten (10) days) of receipt of such materials by Buyer (provided without any representation or warranty as to the accuracy or completeness thereof). This Section shall survive cancellation or termination of this Agreement.
(n)    Advice of Counsel. Each party acknowledges that it has been advised, or has had the opportunity to be advised, by its own counsel with respect to the transaction governed by this Agreement.
(o)    OFAC Disclosure. Buyer and Seller and their respective members, shareholders, officers and directors are in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasure (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). None of Buyer, Seller or any investor in or beneficial owner of Buyer or Seller, as appropriate: (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules

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and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (b) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is owned or controlled by, or acts for on or behalf of, any person or entity on the Lists or any other person or entity who has been determined by any competent authority to be subject to the prohibitions contained in the Orders.
(p)    Buyer Waiver of Claims. Buyer waives any and all claims against Seller to the extent permitted by law for any defects or other damage to the Property that may exist at Closing or shall be subsequently discovered by Buyer or anyone claiming by, through, under or against Buyer.
(q)    No Third Party Beneficiaries. This Agreement is an agreement between Seller and Buyer only and no third parties shall be entitled to assert any rights as third party beneficiaries hereunder.
(r)    Withdrawal of Offer. Until this Agreement is fully executed by Seller and delivered to Buyer, Seller reserves the right to withdraw its offer to sell the Property to Buyer pursuant to the terms of this Agreement.
(s)    Applicable Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of Florida, and the laws of the State of Florida govern the validity, construction, enforcement and interpretation of this Agreement, without regard to, or effect of, any choice or conflict of law principles or rules, unless otherwise specified herein. By executing this Agreement, the parties consent to the exclusive venue and jurisdiction of any federal or state court sitting in Palm Beach County, Florida in any action arising out of or in any way related to this Agreement. The parties irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of any such court and irrevocably and unconditionally waive: (i) any objection any party might now or hereafter have to the venue in any such court; and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.
(t)    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF SELLER AND BUYER WAIVE TRIAL BY JURY IN ANY ACTION ARISING OUT OF, OR IN ANYWAY CONNECTED WITH, THIS AGREEMENT.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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[SIGNATURE PAGE TO AGREEMENT OF SALE AND PURCHASE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates indicated below.

SELLER:

GGT HAMPTON ROADS VA HOLDINGS, LLC,
a Delaware limited liability company

By:_/s/ Scott Hall ____________________
Name: Scott Hall
Title: Manager

Dated: June 12, 2017

BAINBRIDGE PRICES FORK MEMBER, LLC,
a Florida limited liability company

By: Bainbridge Manager, LLC, its Manager

      By:_/s/ Richard Schechter _____________
      Name: Richard Schechter
      Title: President

Dated: June 9, 2017

BUYER:
AMZAK PRICES FORK HOLDINGS, LLC, a Florida limited liability company
By: _/s/ Mike Kazma ______________ Name: Mike Kazma
Title: President
Dated: June 9, 2017

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JOINDER BY ESCROW AGENT

The undersigned Escrow Agent hereby joins in this Agreement and, by doing so, Escrow Agent hereby acknowledges its duties and obligations under the terms and provisions of this Agreement and hereby agrees to be bound by and to perform such duties and obligations in accordance with such terms and provisions.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:_________________________________
Name:_______________________________
Title:________________________________

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EXHIBIT A

LEGAL DESCRIPTION

Intentionally Omitted

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EXHIBIT B

RENT ROLL

Intentionally Omitted

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EXHIBIT C

PERSONAL PROPERTY LISTING

Intentionally Omitted

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EXHIBIT D

ASSIGNMENT OF INTERESTS

Intentionally Omitted

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SCHEDULE 2(B)

ESTIMATED CALCULATION OF PURCHASE PRICE

Intentionally Omitted

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SCHEDULE 3(J)

LIST OF SERVICE CONTRACTS

Intentionally Omitted

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SCHEDULE 3(K)

LITIGATION

Intentionally Omitted

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SCHEDULE 3(M)

INSURANCE

Intentionally Omitted

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